Exhibit 21.1

WYNDHAM WORLDWIDE CORPORATION
SUBSIDIARIES OF THE REGISTRANT

				Wholly Owned Direct or
				Indirect Subsidiaries
				Carrying on the Same Line
				of Business as Named
				Subsidiary
				Operating	Operating in
	Jurisdiction of		Line of	in the	Foreign
Name	Organization	Parent	Business	United States	Countries
Wyndham Worldwide Corporation ("WWC")	Delaware	—		11	4
Wyndham Hotel Group, LLC	Delaware	WWC	Lodging	52	23
Wyndham Exchange and Rentals, Inc. ("WER")	Delaware	WWC	Exchange/Rentals	53	32
RCI General Holdco 2, Inc.	Delaware	WER	Exchange/Rentals	9	2
RCI, LLC	Delaware	RCI General
		Holdco 2, Inc (99%)(a)	Exchange/Rentals	10	4
EMEA Holdings C.V.	Netherlands	(b)	Exchange/Rentals	—	42
Pointlux S.á.r.l.	Luxembourg	EMEA Holdings C.V.	Exchange/Rentals	2	63
Wyndham Vacation Ownership, Inc. ("WVO")	Delaware	WWC	Vacation Ownership	19	5
Wyndham Vacation Resorts, Inc. ("WVR")	Delaware	WVO	Vacation Ownership	105	8
Wyndham Consumer Finance, Inc. ("WCF")	Delaware	WVR	Vacation Ownership	—	—
Sierra Deposit Company, LLC	Delaware	WCF	Vacation Ownership	24	—
Wyndham Resort Development Corporation	Oregon	WVO	Vacation Ownership	4	14

(a)     Wyndham Exchange and Rentals, Inc. (1%)

(b)	Owned by Wyndham Exchange and Rentals Subsidiary, LLC (55.1%), Wyndham Exchange and Rentals, Inc. (29.9%) and RCI Canada, LLC (15%)

The names of consolidated, wholly-owned subsidiaries of the Registrant carrying on the same lines of business as the subsidiaries named above have been omitted. The number of such omitted subsidiaries operating in the U.S. and in foreign countries are presented in the table above. Also omitted from the list are the names of subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as defined in SEC Regulation S-X.

Exhibit 21.1
(continued)

WYNDHAM WORLDWIDE CORPORATION
ASSUMED NAMES REPORT

Entity Name	Assumed Name
Wyndham Consumer Finance, Inc.	Assessment Recovery Group

Wyndham Hotel Group, LLC	Cendant Hotel Group

RCI, LLC	Armed Forces Vacation Club
Endless Vacation
EVT
Government Employee Travel Benefits
Government Employee Travel Opportunities
Member Vacation Benefits
RCI
RCI, LLC
Resort Condominiums International
Select Vacations
The Registry Collection
University Alumni Travel Benefits
Veterans Holidays
Wyndham Home Exchange

Wyndham Resort Development Corporation	Resort at Grand Lake
Seasons
Seasons at the Inn of Seventh Mountain
Seasons at Seventh Mountain
Seasons Restaurant
Seventh Mountain
Seventh Mountain Rafting Company
Seventh Mountain Resort
Seventh Mountain River Company
The Lazy River Market
Trendwest (Colorado)
Trendwest Resorts
WorldMark by Wyndham
WorldMark by Wyndham Travel

Wyndham Vacation Resorts, Inc.	Club Wyndham Travel
Fairfield Branson (Colorado)
Fairfield Durango
Fairfield Homes
Fairfield Land Company
Fairfield Resorts
Fairfield Vacation Club
Glade Realty
Harbour Realty
Harbor Timeshare Sales
Mountains Realty
Ocean Breeze Market
Pagosa Lakes Realty
Resort Financial Services
Sapphire Realty
Select Timeshare Realty
Select Vacation Club (North Carolina)
Sharp Realty